99.2               Certification by the Chief Financial Officer.


                                                     Certification



I, Jeffery D. Joyce, the Chief Financial Officer of Heartland Bancshares, Inc., certify that (i) the Quarterly Report on Form 10-QSB for the quarterly period ended September 30, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Quarterly Report on Form 10-QSB for the quarterly period ended September 30, 2002 fairly presents, in all material respects, the financial condition and results of operations of Heartland Bancshares, Inc.




                                       __/s/ Jeffery D. Joyce ___________



                                       _Jeffery D. Joyce__________________



                                       _November 14, 2002 ________________